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                                                                      EXHIBIT 21



                           DELTIC TIMBER CORPORATION
                        SUBSIDIARIES OF THE REGISTRANT
                            AS OF DECEMBER 31, 1997


                                                                     State of
        Subsidiaries                                               Incorporation
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Deltic Timber Purchasers, Inc.                                       Arkansas

Chenal Properties, Inc.                                              Arkansas

Chenal Country Club, Inc.                                            Arkansas











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